Exhibit 4.12
FIRST AMENDMENT TO
GUARANTY
April 20, 2005
Wells Fargo Foothill, Inc., as Agent
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Re:	SMART Modular Technologies, Inc., a California corporation (“US Borrower”), SMART Modular Technologies (Europe) Limited, a company organized under the laws of England and Wales (“UK Borrower”), and SMART Modular Technologies (Puerto Rico) Inc., a corporation organized under the laws of the Cayman Islands (“PR Borrower” and together with US Borrower and UK Borrower, collectively referred to herein as “Borrowers”)
Ladies and Gentlemen:
Wells Fargo Foothill, Inc., as arranger and administrative agent (in such capacity “Agent”) for certain lenders (“Lenders”), Lenders and Borrowers have entered into certain financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement dated as of March 28, 2005, by and among Borrowers, Agent, Lenders, and the other Obligors identified on the signature pages thereto (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and other agreements, documents and instruments referred to in the Loan Agreement as the “Loan Documents”. Initially capitalized terms used herein without definitions shall have the meanings given in the Loan Agreement.
This First Amendment to Guaranty (“Amendment”) is made with reference to the Guaranty executed by each of the undersigned (each a “Guarantor” and collectively the “Guarantors”) in connection with the Loan Agreement and more particularly described on the signature pages hereto.
The Guarantors understand that the Parent will execute an ISDA Master Agreement dated as of April 20, 2005 with Wells Fargo Foothill, Inc. (the “ISDA Agreement”), and the Guarantors have agreed to guaranty the full and timely payment of all obligations of the Parent thereunder. To evidence such obligations, the undersigned Guarantors have agreed that their respective Guaranties shall be amended as follows:
     (1) A new second paragraph shall be added to each Guaranty, reading in its entirety as follows:
     “The Parent and Wells Fargo Foothill, Inc. are parties to an ISDA Master Agreement dated as of April 20, 2005 (the “ISDA Agreement”), and as a condition to its execution thereof, Wells

Fargo Foothill, Inc. has required that Guarantor guaranty to Wells Fargo Foothill, Inc. the full and timely payment to Wells Fargo Foothill, Inc. of all obligations of Parent to Wells Fargo Foothill, Inc. arising under the ISDA Agreement.”
     (2) Section 1(a) shall be amended and restated in its entirety to read as follows:
     (a) Guarantor absolutely, unconditionally and irrevocably guarantees and agrees to be liable for the full payment and performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of the “Obligations” (as defined in the Loan Agreement) of each Applicable Borrower and all “Bank Product Obligations” (as described in the Loan Agreement) of the Parent (including, without limitation, all Bank Product Obligations under the ISDA Agreement) (all of which obligations of Guarantor are collectively referred to herein as the “Guaranteed Obligations”); provided, however, that Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to Guarantor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer and not for any greater amount.
Except as expressly amended hereby, each Guarantor ratifies and confirms all of the terms and provisions of its Guaranty.
This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
     IN WITNESS WHEREOF, each Guarantor has executed and delivered this Amendment as of the day and year first above written with reference to the Guaranty more particularly described below its signature block.

EXECUTED AS A DEED BY:

SMART MODULAR TECHNOLOGIES (DH), INC.,
an exempted company organized under the laws of
the Cayman Islands

By:	/s/

Title: VP/CFO

IN THE PRESENCE OF:

Witness: /s/ A. Nguyen
Name: A. Nguyen

With Reference to its Guaranty dated March 28, 2005

EXECUTED AS A DEED BY:

SMART MODULAR TECHNOLOGIES (GLOBAL), INC.,
an exempted company organized under the laws of
the Cayman Islands

By:	/s/

Title: VP/CFO

IN THE PRESENCE OF:

Witness: /s/ A. Nguyen
Name: A. Nguyen

WITH REFERENCE TO THAT CERTAIN
GUARANTY DATED MARCH 28, 2005

EXECUTED AS A DEED BY:

SMART MODULAR TECHNOLOGIES (CI), INC.,
an exempted company organized under the laws of
the Cayman Islands

By:	/s/

Title : VP/CFO

IN THE PRESENCE OF:

Witness: /s/ Ann Nguyen
Name: Ann Nguyen

WITH REFERENCE TO THAT CERTAIN
GUARANTY DATED MARCH 28, 2005

SMART MODULAR TECHNOLOGIES SDN, BHD.,
a company incorporated in Malaysia with limited
liability

By:	/s/

Title: VP/CFO

WITH REFERENCE TO THAT CERTAIN
GUARANTY DATED MARCH 28, 2005

MODULAR BRASIL PARTICIPAÇÕES LTDA.,
a limited liability company (sociedade limitada)
organized under the Federative Republic of Brazil

By:	/s/

Title: VP/CFO

WITH REFERENCE TO THAT CERTAIN
GUARANTY DATED MARCH 28, 2005

SMART MODULAR TECHNOLOGIES
INDUSTRIA DE COMPONENTES
ELETRÔNICOS LTDA.,
a limited liability company (sociedade limitada)
organized under the Federative Republic of Brazil

By:	/s/

Title: VP/CFO

WITH REFERENCE TO THAT CERTAIN
GUARANTY DATED MARCH 28, 2005

SMART MODULAR TECHNOLOGIES (DE), INC.,
formerly known as Modular, Inc., a Delaware corporation

By:	/s/

Title: VP/CFO

WITH REFERENCE TO THAT CERTAIN
GUARANTY DATED APRIL 16, 2004

SMART MODULAR TECHNOLOGIES, INC.,
as successor by merger to Modular Merger
Corporation, a California corporation

By:	/s/

Title: VP/CFO

WITH REFERENCE TO THAT CERTAIN
GUARANTY DATED APRIL 16, 2004

SMART MODULAR TECHNOLOGIES
(PUERTO RICO) INC.,
an exempted company organized under the laws of
the Cayman Islands

By:	/s/

Title: VP/CFO

WITH REFERENCE TO THAT CERTAIN
GUARANTY DATED APRIL 16, 2004

SMART MODULAR TECHNOLOGIES
(FOREIGN HOLDINGS), INC.,
an exempted company organized under the laws of
the Cayman Islands

By:	/s/

Title: VP/CFO

WITH REFERENCE TO THAT CERTAIN
GUARANTY DATED APRIL 16, 2004

SMART MODULAR TECHNOLOGIES
(EUROPE) LIMITED,
a company organized under the laws of England
and Wales

By:	/s/

Title: VP/CFO

WITH REFERENCE TO THAT CERTAIN
GUARANTY DATED APRIL 16, 2004
ACCEPTED AND AGREED
this ___ day of April, 2005
WELLS FARGO FOOTHILL, INC.,
as Agent

By:

Title:

SMART MODULAR TECHNOLOGIES
(PUERTO RICO) INC.,
an exempted company organized under the laws of
the Cayman Islands

By:	/s/

Titte: VP/CFO

WITH REFERENCE TO THAT CERTAIN
GUARANTY DATED APRIL 16, 2004

SMART MODULAR TECHNOLOGIES
(FOREIGN HOLDINGS), INC.,
an exempted company organized under the laws of
the Cayman Islands

By:	/s/

Titte: VP/CFO

WITH REFERENCE TO THAT CERTAIN
GUARANTY DATED APRIL 16, 2004

SMART MODULAR TECHNOLOGIES
(EUROPE) LIMITED,
a company organized under the laws of England
and Wales

By:	/s/

Titte: VP/CFO

WITH REFERENCE TO THAT CERTAIN
GUARANTY DATED APRIL 16, 2004
ACCEPTED AND AGREED
this ___ day of April, 2005
WELLS FARGO FOOTHILL, INC.,
as Agent

By:	/s/

Title:	Vice President